KBW’s Community Bank Investor Conference July 31, 2018

Legal Disclaimer Forward-Looking Statements Certain of the statements made in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements, including statements regarding the intent, belief, or current expectations of SmartFinancial’s management regarding the company’s strategic direction, prospects, or future results or the benefits of the proposed merger with Foothills Bancorp (the “Foothills merger”), are subject to numerous risks and uncertainties. Such risks and uncertainties include, among others, (1) the risk that the cost savings and revenue synergies anticipated in connection with the Foothills merger may not be realized or may take longer than anticipated to be realized, (2) disruption from the Foothills merger with customers, suppliers, or employee or other business relationships, (3) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with Foothills Bancorp, (4) the risk of successful integration of our business with that of Foothills Bancorp, (5) the failure of Foothills Bancorp’s shareholders to approve the merger agreement, (6) the amount of costs, fees, expenses, and charges related to the Foothills merger, (7) our ability to successfully integrate the businesses acquired as part of previous mergers with that of SmartBank, (8) reputational risk and the reaction of our customers and Foothills Bancorp’s customers to the Foothills merger, (9) the failure of the conditions to closing of the Foothills merger to be satisfied, (10) the risk that the integration of our merger partners’ businesses into our operations will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Foothills merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by SmartFinancial’s issuance of additional shares of its common stock in the Foothills merger, (13) changes in management’s plans for the future, (14) prevailing economic and political conditions, particularly in our market areas, (15) credit risk associated with our lending activities, (16) changes in interest rates, loan demand, real estate values, and competition, (17) changes in accounting principles, policies, or guidelines, (18) changes in applicable laws, rules, or regulations, and (19) other competitive, economic, political, and market factors affecting our business, operations, pricing, products, and services. Certain additional factors which could affect the forward-looking statements can be found in SmartFinancial’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the SEC and available on the SEC’s website (www.sec.gov). SmartFinancial disclaims any obligation to update or revise any forward- looking statements contained in this presentation, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise. Non-GAAP Financial Measures Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) operating efficiency ratio; (iii) tangible common equity, and (iv) net interest income ex- purchase accounting adjustments in its analysis of the company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger conversion expenses, and the effect of the December, 2017 tax law change on deferred tax assets, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses and merger expenses from the efficiency ratio. Tangible common equity excludes total preferred stock, preferred stock paid in capital, goodwill, and other intangible assets. Net interest income ex- purchase accounting adjustments excludes the additional accretion income from acquired loans which are a result of purchase accounting treatment. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non- GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. 2

Important Information Important Information for Shareholders This presentation shall not constitute an offer to sell, the solicitation of an offer to sell, or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger with Foothills Bancorp, Inc. (“Foothills Bancorp”), SmartFinancial will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will contain the proxy statement of Foothills Bancorp and a prospectus of SmartFinancial. Shareholders of Foothills Bancorp are encouraged to read the registration statement, including the proxy statement/prospectus that will be part of the registration statement, because it will contain important information about the proposed merger, Foothills Bancorp, and SmartFinancial. After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be mailed to Foothills Bancorp shareholders and will be available for free on the SEC’s website (www.sec.gov). The proxy statement/prospectus will also be made available for free by contacting Ron Gorczynski, SmartFinancial’s Chief Administrative Officer, at 865.437.5724. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. 3

The SmartFinancial Story

- SmartBank was founded in 2007 as a de novo bank in East Tennessee and has grown to an approximate $2.2 billion-asset franchise through prudent organic growth and a thoughtful series of mergers (*pro forma for pending transaction*)
- The core franchise in East Tennessee has been expanded into additional attractive markets in Alabama, Florida, and the Nashville MSA
- The corporate headquarters for holding company **SmartFinancial, Inc.** is based in Knoxville, TN
- The company's stock is traded on the Nasdaq Capital Market under the symbol "**SMBK**" and is included in several indexes, including the Russell 2000


Nashville
Memphis
Jackson
Birmingham
Montgomery
Mobile
Panama City
Tallahassee
Knoxville
New Orleans
Baton Rouge

- SmartBank (legacy)
- GulfSouth Private Bank
- Cornerstone Community Bank
- Cleveland, TN Branch
- Capstone Bank
- Southern Community Bank
- ☆ Foothills Bank & Trust (pending)

Map Sources: S&P Global Market Intelligence, ESRI

4

SmartFinancial, Inc.

Culture

We are **building a culture** where **Associates thrive** and are **empowered** to be **leaders**. The **core values** that we have established as a company help us operate in unison and have become a **critical part of our culture**. Our Associates are key to SmartBank's success.

Core Values

Act with Integrity
Be Enthusiastic
Create Positivity
Demonstrate Accountability
Embrace Change

Creating "WOW" Experiences

Exhibiting over-the-top Enthusiasm and Positivity

Delivering Exceptional, Professional & Knowledgeable Service

Positioning Statement

At SmartBank, delivering **unparalleled value** to our Shareholders, Associates, Clients and the Communities we serve drives **every** decision and action we take. **Exceptional value** means being there with **smart solutions**, **fast responses** and **deep commitment** every single time. By doing this, we will create the Southeast's next, great community banking franchise.

TOP WORK PLACES 2018 News Sentinel

TOP WORK PLACES 2017 News Sentinel

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SmartFinancial, Inc.

SmartFinancial, Inc. Management

- Over 26 years in banking
- Led company from start-up in 2007 to over $2.0 billion today
- Former EVP and Chief Financial Officer of Citizen's National Bank

Billy Carroll
President & CEO



- Over 15 years in banking
- Responsible for driving key strategic initiatives and oversees the Board of Directors
- Former President of Welborn and Associates; and President and CEO of Boyd Brothers, Inc. and a Founding Partner of the Lamp Post Group

Miller Welborn
Chairman of the Board



- Over 23 years in banking and financial services
- Responsible for driving M&A, investor relations, financial analysis and development management
- Former EVP and Chief Accounting Officer of BNC; and CFO of Square 1 Bank

Ron Gorczynski
Chief Administration Officer



- Over 16 years in financial services
- Responsible for finance and accounting
- Former investment advisor at Moon Capital Management

C. Bryan Johnson
Chief Financial Officer



- Over 20 years in banking
- Responsible for credit risk including credit underwriting, policy and special assets
- Former SVP and East Tennessee Area Credit Officer of Regions Bank

Rhett Jordan
Chief Credit Officer



- Over 30 years in financial industry
- Oversees the commercial and consumer lending divisions
- Former bank examiner for TN Dep. of Financial Institutions ; SVP and City Executive for BB&T

Greg Davis
Chief Lending Officer



- Over 30 years in financial industry
- Oversees the commercial and retail deposit divisions
- Former President & CEO of Southern Community Bank; District Manager for US Bank

Bill Yoder
Chief Banking and Deposit Officer



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SmartFinancial, Inc.

Our Business Strategy Create a valuable southeastern banking franchise through organic growth in strong markets, coupled with an acquisition model positioning our company as a partner of choice for banks in our region Continually improve earnings and efficiency metrics as we build out our model with scale Execute a disciplined growth strategy that never loses focus on a strong asset quality culture Create the premier banking franchise in our markets by driving quality core deposit growth Insist on a consistent culture and environment where top performers want to work 7

An Emerging Southeast Acquirer

- SmartFinancial is transforming into an experienced and preferred Southeast acquirer, having completed five transactions that added low-cost core deposits in attractive markets across three states
- Nearly three-fourths of the total franchise's assets and core deposits, including the pro forma impact of the Foothills transaction, have been assembled through a careful series of acquisitions since 2012
- SmartFinancial continues to have ongoing discussions with potential targets in existing and contiguous markets

Merger Target	Merger Type	Merger Completion Date	Target Markets	Current SmartBank Branches	Core Deposits Acquired[1] ($000)
GulfSouth Private Bank	FDIC - Assisted Transaction	10/19/12	Panhandle Florida	2	111,900
Cornerstone Community Bank	Reverse Merger of Equals	08/31/15	Chattanooga MSA	5	287,609
Cleveland, TN Branch	Branch	05/19/17	Cleveland, TN	1	21,900
Capstone Bank	Whole Bank	11/01/17	Alabama	8	379,911
Southern Community Bank	Whole Bank	05/01/18	Middle TN/Huntsville, AL	4	203,029
Foothills Bank & Trust	Whole Bank	-	Knoxville, TN	3	191,787
			Acquired Franchise	**23**	**1,004,349**
			Pro Forma SMBK Franchise[2]	**29**	**1,656,165**

[1] Core deposits are defined as Total Deposits less Brokered Deposits and Listing Service Deposits, as reported just prior to completion

[2] Pro Forma SMBK Franchise reflects reported 1Q2018 Core Deposits, adjusted to include Southern Community Bank and Foothills Bank & Trust

Source: S&P Global Market Intelligence

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SmartFinancial, Inc.

Disciplined Acquisition Strategy

- SmartFinancial has adhered to a disciplined set of merger criteria including:
  - No more than 3 years of initial TBV-per-share dilution
  - Meaningful EPS accretion in the first full year of operations
  - Conservative loan marks
  - Franchise additive
- SmartFinancial is committed to balancing organic growth with thoughtful acquisitions and will not make acquisitions simply for the sake of growth
- The table below shows the initial projected impacts of the three whole bank acquisitions announced within the last 5 quarters

Target	Announcement	TBV Earnback[1]	First Full Year EPS Accretion (Projected)	P/TBV (Announce)	Credit Mark Approach
Capstone Bank	May 2017	~ 3.0 years	25%	159%	>ALLL
Southern Community Bank	December 2017	< 2.5 years	10%	149%	>ALLL
Foothills Bank & Trust[2]	June 2018	~ 2.7 years	8%	168%	>ALLL

[1] Earnback periods and EPS accretion for mergers announced before federal tax reform should be more favorable to shareholders under the lower corporate tax rate

[2] Pricing based on 20-day closing average in SMBK stock prior to announcement

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SmartFinancial, Inc.

Attractive Returns For Investors SmartFinancial began trading on September 1, 2015 following the reverse MOE with Cornerstone and has outperformed the broader market since that time SMBK price change through July 26, 2018 = 62.0% S&P 500 Index price change over the same period = 48.3% Four analysts cover our stock with a mean price target of $27.50 as of July 26, 2018 (implied upside = 10%) 85.00 70.00 55.00 40.00 Price Price Change (%) 25.00 10.00 (5.00) 1-Jul-16 1-Jul-17 1-Jul-18 1-Jan-16 1-Jan-17 1-Jan-18 1-Sep-15 1-Sep-16 1-Sep-17 1-Nov-15 1-Mar-16 1-Nov-16 1-Mar-17 1-Nov-17 1-Mar-18 1-May-16 1-May-17 1-May-18 SMBK S&P 500 Trans.Announced Cornerstone Trans. Completed 10

Valuation Metrics The mean EPS Estimate for analysts that cover our stock projects that SmartFinancial will achieve a 1%+ ROAA run rate in 2018 The table below shows our trading multiples as of the most recent close, as well as the implied multiples based on our mean Price Target 06/30/18 TBVPS '18 Mean EPS Estimate '19 Mean EPS Estimate Price Input $14.09 $1.55 $1.80 July 26 Closing Price ($24.95) 177% 16.1x 13.9x Mean Price Target ($27.50) 195% 17.7x 15.3x 11

Second Quarter 2018 Highlights Net Income of $3.9 million for the quarter, up 139% from a year earlier ROAA of 0.81% for the quarter and Net Operating ROAA (Non-GAAP) of 1.00% Net Interest Margin (fully taxable equivalent “FTE”) of 4.57%, up 42 basis points from a year earlier Nonperforming Assets were 0.25% of Total Assets Completed second acquisition in seven months, increasing assets to $2.0 billion 12

Summary Results ROAA Net Operating ROAA (Non-GAAP) Net Interest Income / Average Assets 1.00% 4.10% 4.00% 0.75% 3.90% 0.50% 3.80% 0.25% 3.70% 0.00% 3.60% Noninterest Income / Average Assets Noninterest Expense / Average Assets 0.50% 3.40% 0.40% 3.30% 0.30% 3.20% 0.20% 0.10% 3.10% 0.00% 3.00% 13

Earnings Profile – Second Quarter 2018 EPS increased 60% year over 2Q18 1Q18 2Q17 year (“YoY”) Total Interest Income $22,993 $19,378 $11,517 Earnings Before Income Total Interest Expense 3,455 2,567 1,268 Taxes increased 120% YoY Net Interest Income 19,538 16,811 10,249 Provision for Loan Losses 617 689 298 Net Interest Income Net Interest Income After Provision for Loan Losses 18,921 16,122 9,951 increased over 90% YoY Total Noninterest Income 1,577 1,455 1,252 primarily due to higher Total Noninterest Expense 15,272 13,222 8,829 average earning asset Earnings Before Income Taxes 5,226 4,355 2,374 balances and higher earning Income Tax Expense 1,295 940 726 Net Income Available to Common Shareholders asset yields $3,932 $3,415 $1,648 Net Income Per Common Share Increases in Noninterest Basic $0.32 $0.30 $0.20 Expense primarily driven by Diluted $0.32 $0.30 $0.20 the Capstone and Tennessee Net Operating Earnings Per Common Share (Non-GAAP): Bancshares acquisitions, as Basic $0.40 $0.34 $0.25 well as merger expenses Diluted $0.39 $0.34 $0.25 14

Net Interest Income

- Net Interest Margin (FTE) increased quarter to quarter primarily due to increases on the yields of both core loans and securities, and higher purchase accounting adjustments on acquired loans
- Compared to a year ago, Earning Asset Yields are up 72 basis points; the Average Cost of Interest-bearing Liabilities are up 35 basis points
- Excluding the effect of purchase accounting adjustments, the Net Interest Margin (FTE) decreased 9 basis points quarter to quarter

	2Q18	1Q18	2Q17
Net Interest Income	$19,538	$16,811	$10,249
Average Earning Assets	$1,717,524	$1,558,516	$992,133

Net Interest Margin



4.75%
4.50%
4.25%
4.00%
3.75%
3.50%
2Q17
3Q17
4Q17
1Q18
2Q18
Net Interest Margin (FTE)
Net Interest Margin (FTE - ex Purchase Accounting Adj.) (Non-GAAP)

Average Yields and Rates	2Q18	1Q18	2Q17
Loans	5.79%	5.49%	5.17%
Investment Securities and Interest-bearing Due from Banks	2.35%	2.11%	1.87%
Federal Funds and Other Investments	6.42%	4.87%	5.56%
Earning Asset Yields	5.38%	5.05%	4.66%
Total Interest-bearing Deposits	0.96%	0.79%	0.65%
Securities Sold Under Agreement to Repurchase	0.28%	0.33%	0.32%
Federal Home Loan Bank Advances and Other Borrowings	3.64%	2.33%	1.27%
Total Interest-bearing Liabilities	1.00%	0.82%	0.65%
Net Interest Margin (FTE)	4.57%	4.38%	4.15%
Cost of Funds	0.81%	0.69%	0.54%

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SmartFinancial, Inc.

Noninterest Income 2Q18 Noninterest Income increased primarily due to higher other noninterest income Quarterly Noninterest Income has trended higher over the last five quarters from approximately $1.2 million in 2Q17 to $1.6 million in 2Q18 Noninterest Income $2,000,000 $1,500,000 (Loss) Gain on Securities $1,000,000 Other Noninterest Income Gain on Sale of Loans and Other Assets Service Charges on Deposit Accounts $500,000 $0 2Q17 3Q17 4Q17 1Q18 2Q18 16

Noninterest Expense Efficiency Ratio decreased to 72.3%, the lowest of any quarter since the Cornerstone merger in 2015. Operating Efficiency Ratio (Non-GAAP) was 64.8%; Salary increases are primarily due to the addition of associates from the Tennessee Bancshares acquisition during the quarter Data processing slightly elevated due to operating two core systems for half of the quarter Merger expense of $1.1 million in the quarter Noninterest Expense $20,000,000 80.0% 78.0% Merger expense $15,000,000 Other 76.0% Amortization of Intangibles $10,000,000 74.0% Data Processing 72.0% Occupancy $5,000,000 70.0% Salaries & Benefits Efficiency Ratio $0 68.0% 2Q17 3Q17 4Q17 1Q18 2Q18 17

Balance Sheet

- Assets increased primarily due to the Tennessee Bancshares acquisition
- Cash & Cash Equivalents elevated due to liquidation of acquired securities portfolio
- Shift from Interest-bearing Demand to Money Market and Savings due to product change on one municipal deposit
- FHLB & Other Borrowings includes $15 million in holding company line of credit, with the remaining balance in short term FHLB borrowings

	2Q18	1Q18	2Q17
Cash & Cash Equivalents	$ 170,235	$ 96,710	$ 82,835
Securities Available for Sale	156,577	156,210	132,762
Other Investments	8,273	7,808	6,080
Total Loans	1,575,434	1,374,256	865,421
Allowance for Loan Losses	(7,074)	(6,477)	(5,498)
Premises and Equipment	52,203	44,202	33,765
Foreclosed Assets	3,524	2,665	2,369
Goodwill and Other Intangibles	68,449	50,660	7,492
Cash Surrender Value of Life Insurance	21,944	21,797	11,392
Other Assets	12,666	12,593	8,861
Total Assets	$ 2,062,232	$ 1,760,425	$ 1,145,479
Non-interest Demand	$ 301,318	$ 276,249	$ 183,324
Interest-bearing Demand	246,942	278,965	156,150
Money Market and Savings	632,518	491,243	324,014
Time Deposits	535,879	453,276	318,147
Total Deposits	1,716,658	1,499,733	981,635
Repurchase Agreements	18,635	15,968	22,946
FHLB & Other Borrowings	72,040	30,000	-
Other Liabilities	7,413	5,775	6,164
Total Liabilities	$ 1,814,745	$ 1,551,476	$ 1,010,745
Total Shareholders' Equity	$ 247,487	$ 208,949	$ 134,734
Total Liabilities & Shareholders' Equity	$ 2,062,232	$ 1,760,425	$ 1,145,479

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SmartFinancial, Inc.

Deposit Composition 2Q18 19

Deposit Composition Over Time Well diversified deposit mix growth of money market, savings, and noninterest demand replacing mostly wholesale time deposits Cost of funds increased just 27 bps while Fed Funds has increased 75 bps over the last year $1,800,000 2.00% $1,500,000 1.50% $1,200,000 Time Deposits Money Market and Savings $900,000 1.00% Interest-bearing Demand Noninterest Demand $600,000 0.50% Cost of Funds $300,000 $0 0.00% 2Q17 3Q17 4Q17 1Q18 2Q18 20

Loan Composition 2Q18 21

Loan Composition Over Time Loan balance increases due to acquired loans and organic growth Loan composition shifted slightly, with Owner Occupied CRE and Residential RE contributing to a larger percent of the portfolio $1,800,000 $1,600,000 $1,400,000 $1,200,000 Other Residential RE $1,000,000 CRE, Non Owner Occupied $800,000 CRE, Owner Occupied C&D $600,000 C&I $400,000 $200,000 $0 2Q17 3Q17 4Q17 1Q18 2Q18 22

Asset Quality Excellent asset quality, with Nonperforming Assets at 0.25% of Total Assets Remaining fair value discounts on acquired loans are more than 2.9x the current Allowance For Loan Losses Acquisitions are marked conservatively for potential losses Nonperforming Assets Loan Discounts $6,000 0.40% $25,000 0.80% $5,000 $20,000 0.60% $4,000 0.30% $15,000 $3,000 0.40% $10,000 $2,000 0.20% 0.20% $1,000 $5,000 $0 0.10% $0 0.00% 2Q17 3Q17 4Q18 1Q18 2Q18 2Q17 3Q17 4Q18 1Q18 2Q18 Foreclosed Assets Allowance for Loan Losses (GAAP) Nonperforming Loans Net Acquisition Accounting Fair Falue Discounts to Loans Nonperforming Assets/ Total Assets Allowance for Loan Losses/ Loans 23

Conservative Credit Culture Positioning Process Policy  Geographically positioned underwriters  6 member Senior Officer Loan Committee  Continuous updates to Loan Policy are who manage the market level portfolios and that meets twice weekly made is identified for needed report through the credit function for  Ongoing credit quality oversight of modifications, presented to the Board of independence of analysis Internal Loan Review department plus Directors for ratification at least annually  Dedicated Special Assets Officer seasoned External Loan Review vendor  Quarterly reviews of portfolio  Regional Credit Officers positioned who performs three independent reviews concentrations and in depth discussions of geographically to cover 4 primary regional annually CRE exposure sublimits and capital markets: NT TN, SE TN, Coastal, and West  Monthly Asset Quality Review Meetings exposure limitations by loan and property Alabama  Weekly CRE committee meeting to review types  Granular individual credit authorities: no CRE exposures and trends individual has more than $4MM in secured aggregate credit exposure approval authority Granular Portfolio – Exposure and Industry Limits Legal Lending Limit: $41mm Targeted Projected Lending Limit: $10mm Targeted Borrower Relationship Exposure: $15mm Top 25 Relationships: $320mm Concentration limits set for all segments of the portfolio 24

CRE Ratios C&D levels (100 Ratio) are still well below regulatory guidance levels Total CRE levels (300 Ratio) remained relatively stable quarter to quarter Managing these ratios are part of our overall organic growth, merger opportunity and capital management strategies 100 Ratio 300 Ratio 150% 350% 125% 300% 100% 250% 75% 50% 200% Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 25

Foothills Overview Knox – Blount – Sevier: Deposit Market Share Market Deposits Number Share in Market of Rank Institution (%) ($mm) Branches 1 First Horizon National Corp. 19.10 2,989 33 2 SunTrust Banks Inc. 15.22 2,382 19 3 Regions Financial Corp. 10.76 1,684 22 4 Home Federal Bank of Tennessee 10.73 1,680 22 5 BB&T Corp. 6.26 981 15 6 Pinnacle Financial Partners Inc. 5.37 841 6 Pro Forma 4.94 774 8 147 CNBUS Bank Bancshares NA Inc.1.11 4.73 741181 1618 8 SmartFinancial Inc. 3.77 590 5 9 Tennessee State Bancshares Inc. 3.43 537 14 10 FB Financial Corp. 2.64 414 4 11 Mountain Commerce Bancorp Inc. 2.50 392 2 12 Educational Services of America Inc. 2.48 387 3 13 Bank of America Corp. 2.15 336 3 14 Sevier County Bancshares Inc. 1.92 300 6 1415US Twin Bank Cities NA Financial Services Inc. 1.871.11 181 29218 8 1416US Foothills Bank NABancorp Inc. 1.171.11 181 18418 3 Total For Insitutions In Market 100.00 15,653 237 Foothills Company Details Founded in 2007 Strong asset quality and profitability Three branches in Knox and Blount counties Top 4 deposit market share among locally based banks in the Knoxville MSA Source: S&P Global Market Intelligence Note: Deposits for market share analysis are as of 06/30/17 FDIC deposit survey, adjusted for acquisitions 26

Transaction Rationale

Strategic

- ✓ Attractive financial transaction with strong geographic fit
- ✓ Good mix of synergistic opportunities and core market growth
- ✓ Meaningfully additive to SmartFinancial's 1%+ core ROAA run rate target

Markets & Growth

- ✓ Strengthens Tennessee footprint
- ✓ Improves market share position in the greater Knoxville region
- ✓ Adds scale in attractive home market

Financially Attractive

- ✓ 6.5% and 8.0% projected EPS accretion in 2019[1] and 2020[2], respectively
- ✓ Less than 3 years to earn back initial TBVPS dilution (crossover method)
- ✓ Cash IRR > 20%

Low Risk

- ✓ Conservative credit culture and credit marks
- ✓ In-market transaction
- ✓ Straightforward integration

[1] Based off mean consensus estimate from S&P Global Market Intelligence as of 06/27/18
[2] First full year of cost saves
Sources: Definitive Agreement, Company Documents

27

SmartFinancial, Inc.

Transaction Terms Consideration Form 90% Stock / 10% Cash (each shareholder receives stock and cash) Per Share Consideration 0.666 SMBK share and $1.75 in cash per Foothills share Implied CommonAnnounced Price Price per per Share Share1 1 $18.69 Aggregate Announced Transaction Value1 Announced Transaction Value1 $36.2 million Management Retention Key production personnel retained Termination Fee [Consistent with termination fees for other transaction of this type] Termination Fee $1.45 million Required Approvals Foothills shareholder and customary regulatory approvals Expected Closing 4th Quarter 2018 Price/LTM EPS: 21.7x Estimated Transaction Multiples2 Price/ 1Q18 EPS (Annualized): 14.9x Price/ TBVPS: 167.8% TBVPS Dilution Earn Back: ~2.7 Years (crossover method) (1) Based on SMBK’s 20-day average closing price of $25.44 as of 06/27/18 (2) Based on Foothills Bancorp, Inc. unaudited financials as of 03/31/18 Sources: Definitive Agreement, Company Documents 28

Key Transaction Assumptions . Cost savings target = 34% of seller’s annual non-interest expense base Expected Cost Savings . 75% realized in 2019 . 100% realized thereafter Merger & Integration Costs . Approximately $3.3 million in combined pre-tax merger expenses . Total loan fair value mark of $3.95 million Purchase Accounting & . Equals 2.5% on total loans Other Adjustments . Core Deposit Intangible = 1.6% of non-time deposits, S/L over 15 years . 394,500 options cashed out for approximately $2.96 million Treatment of Options . Strike price of $10.00 per share and $17.50 cash value Sources: Definitive Agreement, Company Documents 29

Knoxville, TN CSA

Knoxville has a strong business community, a diverse industrial base, and the steadying influence of a major university

Knoxville is a Desired Location for Business

- #5 "Best Place for Business and Careers" according to *Forbes*
- #9 "Hottest American City for Business Relocation and Expansion" according to *Expansion Management*
- Top 10 "America's Best Cities For Global Trade" according to *Global Trade*
- 20+ foreign countries have divisions or subsidiaries in the market

The University of Tennessee Drives Culture And Innovation

- One of the meccas of college football, drawing hundreds of thousands of fans to Neyland Stadium on fall weekends
- A student population of 28,000 and an annual $1.6B economic impact
- Large medical campus is one of four in the state system that produces many of Tennessee's doctors, dentists and nurses
- Tennessee is the #2 state for medical equipment and supplies exports ($3.4B in 2017)

Major Employers

Selected Data: Knoxville, TN CSA

Total Population: *(2018 Estimate)*	1,128,800
Projected 5-Year Population Growth: *(2023 Projection)*	3.64%
Median HH Income: *(2018 Estimate)*	$50,718
Projected %-year HHI Growth: *(2023 Projection)*	$55,874
Total Market Deposits: *(2017 FDIC deposit survey)*	$20.8B

Sources: Knox County Chamber of Commerce, UT Medical, Claritas, S&P Global Market Intelligence

Market is officially called the Knoxville-Morristown-Sevierville Combined Statistical Area (CSA)

30

SmartFinancial, Inc.

Investor Contacts Billy Carroll Miller Welborn President & CEO Chairman (865) 868-0613 (423) 385-3067 Billy.Carroll@SmartBank.com Miller.Welborn@SmartBank.com SmartFinancial, Inc. 5401 Kingston Pike, Suite 600 Knoxville, TN 37919

Supplemental Information

Non-GAAP Reconciliations 2Q18 1Q18 4Q17 3Q17 2Q17 Net interest income - ex purchase acct. adj. Net interest income (GAAP) $ 19,538 $ 16,811 $ 15,342 $ 10,924 $ 10,249 Taxable equivalent adjustment 23 16 22 21 21 Net interest income TEY 19,561 16,827 15,364 10,945 10,270 Purchase accounting adjustments 2,583 1,273 2,411 888 696 Net interest income -ex purchase acct. adj. (Non-GAAP) $ 16,978 $ 15,554 $ 12,953 $ 10,057 $ 9,574 Loan Discount Data Allowance for loan losses (GAAP) $ 7,074 $ 6,477 $ 5,860 $ 5,393 $ 5,498 Net acquisition accounting fair value discounts to loans 20,748 16,323 17,862 8,167 9,086 Tangible Common Equity Shareholders' equity (GAAP) $ 247,487 $ 208,949 $ 205,852 $ 136,588 $ 134,734 Less goodwill and other intangible assets 68,449 50,660 50,837 7,414 7,492 Tangible Common Equity (Non-GAAP) $ 179,037 $ 158,289 $ 155,015 $ 129,174 $ 127,242 33

Non-GAAP Reconciliations 2Q18 1Q18 4Q17 3Q17 2Q17 Operating Earnings Net income (GAAP) $ 3,932 $ 3,415 $ 38 $ 1,685 $ 1,648 Securities (gains) losses 1 - - (144) - Merger costs 1,123 498 1,694 303 420 Revaluation of deferred tax assets due to change in tax law - - 2,482 - - Income tax effect of adjustments (211) (103) (506) (25) (3) Net operating earnings available to common shareholders (Non-GAAP) $ 4,845 $ 3,810 $ 3,707 $ 1,819 $ 2,065 Net operating earnings per common share: Basic $0.40 $0.34 $0.35 $0.22 $0.25 Diluted $0.39 $0.34 $0.35 $0.22 $0.25 Operating Efficiency Ratio Efficiency ratio (GAAP) 72.33% 72.97% 74.25% 78.62% 76.77% Adjustment for taxable equivalent yields (0.15%) (0.09%) (0.13%) (0.22%) (0.22%) Adjustment for securities gains (losses) (0.01%) - - 1.50% - Adjustment for merger expenses (7.35%) (3.76%) (13.48%) (3.18%) (4.76%) Operating efficiency ratio (Non-GAAP) 64.82% 69.12% 60.64% 76.72% 71.79% 34